UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the “Act”)
October 3, 2005
(Date of earliest event reported)
GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)
200, 630 – 4th Avenue S.W.
Calgary, Alberta, Canada T2P 0J9
(Address of principal executive offices)
Telephone Number (403) 777-9250
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or address, if changed since last report)

Item 9.01.     Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not applicable
(b)	Pro forma financial information

Not applicable
(c)	Exhibits:

99.1 Press Release dated October 3, 2005
SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2005
GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO

EXHIBIT 99.1
Press release dated October 3, 2005
GEOGLOBAL ANNOUNCES DR. AVINASH CHANDRA
APPOINTMENT TO THE BOARD
Calgary, Alberta, Canada, October 3, 2005 — GeoGlobal Resources Inc. (Amex: GGR) is pleased to announce today the election to its board of directors of the company of Dr. Avinash Chandra.
Dr. Chandra brings with him over 40 years experience in the international as well as the Indian oil and gas sector. He was the first Directorate General of Hydrocarbons, at the level of Special Secretary to the Government of India for a period of 10 years until his retirement in 2003.
Dr. Chandra received his Ph.D in petroleum geology from the Imperial College, University of London, United Kingdom. His post graduate work includes a Post Graduate Diploma of Imperial College in Petroleum Geology and Petroleum Reservoir Engineering as well as a M.Sc.(Applied Geology) and B.Sc.(Hons) from the Lucknow University in India.
Among his numerous business accomplishments include previous appointments to various boards of Indian oil and gas companies, Oil India Ltd., ONGC, ONGC-Videsh Ltd., GAIL, Lubrizol India Ltd. and Engineers India Ltd. His Indian government appointments include working with the Ministry of Petroleum & Natural Gas, the Oil Industry Development Board (OIDB), the Oil Coordination Committee (OCC) and the Energy Division of the Planning Commission. His international experience includes working with oil companies in the North Sea, Ireland, Libya and the Gulf of Mexico.
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India. Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India. Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, Cambay and the Deccan Syneclise basin areas.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. Statements regarding the work commitments to be fulfilled, the surveys to be conducted, and the results of fulfilling those work commitments, the outcome of drilling and testing of wells drilled on the exploration blocks and the timing of any commercial production that may be established are forward-looking statements. There can be no assurance as to the outcome of those surveys conducted, the exploratory drilling and the testing and evaluation that may be conducted on the wells drilled or as to the quantity of recoverable reserves that may exist in the areas of any wells drilled or when, if ever, that the Company may realize revenues from those wells. The Company’s forward-looking statements include the estimated cost and timing of its exploration activities, including the estimated costs of fulfilling its work commitments and any exploratory drilling conducted as a consequence of the outcome of the surveys conducted, the extent of activities conducted and the outcome of those activities. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company’s oil and gas exploration, development and drilling activities or the commercial success of any of its wells and the wells the Company may drill involve risks and uncertainties. The Company’s actual results may differ materially from those projected in the forward-looking statements. There are numerous risks and uncertainties involved in the Company’s acquisition of unproved minority and majority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are determined not to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program on any exploration block will be drilled. There can be no assurance that the Company’s estimates as to the time to fulfill work commitments and complete drilling operations will be accurate. The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company. The Company’s interest in Exploration Blocks 11 and 12 under NELP-V and its other exploration blocks are participating interests and there can be no assurance that such funds as are required to meet the Company’s obligations under those agreements will be available to the Company in the amounts and when required. The Company’s failure to have such funds available at the times and in the amounts required could materially adversely affect the fulfillment of the Company’s business plans and its interest in those exploration blocks. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company’s plans and intentions. The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest. Additional important risk factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Driedger, Investor Relations and Corporate Affairs
phone: 403-777-9253 email: info@geoglobal.com
fax: 403-777-9199 website: www.geoglobal.com